Exhibit 99.1

Elite Express Holding Inc. Announces Third Quarter 2025 Results

LAGUNA HILLS, Calif., October 14, 2025 (GLOBE NEWSWIRE) – Elite Express Holding Inc. (“ETS” or the “Company”) (Nasdaq CM: ETS), a California-based provider of last-mile delivery services, today reported results for the quarter ended August 31, 2025.

For the quarter ended August 31, 2025, the Company reported revenue of $633,865 from its business, representing a 7.4% increase compared with the same period in 2024. The Company reported a net loss of $185,881, representing a 142.9% decrease compared with the net loss of $76,526 for the same period in 2024.

Yidan Chen, ETS’s CEO commented, “Our third quarter marks our first earnings release since becoming a publicly listed company in August 2025. We delivered a 7.4% year-over-year revenue growth and achieved our first quarterly gross profit, reflecting the strength of our operations and our disciplined focus on operational efficiency.

“Although we incurred higher compliance and governance expenses, these investments are essential to building a strong foundation as a newly public company. Looking ahead, we are focused on expanding our fleet, leveraging technology to scale operations, and diversifying beyond our sole customer, FedEx, to capture new growth opportunities. With e-commerce demand continuing to rise, we believe ETS is well positioned to deliver sustainable long-term value for our shareholders.”

Third Quarter 2025 Financial Results

For the three months ended August 31, 2025, the Company reported revenue of $633,865, representing an increase of $43,490, or 7.4%, compared with $590,375 for the three months ended August 31, 2024. Activity-based revenue accounted for $477,705, or 75.4% of total revenue, during the three months ended August 31, 2025, compared with $414,445, or 70.2% of total revenue, for the same period in the prior year. This increase primarily reflected our continued emphasis on operational throughput under the FedEx ISP structure. In contrast, fixed revenue, including weekly service charges and branding-related revenue, declined from $175,797 to $155,644, a decrease of $20,153, or 11.5%, primarily due to a reduction in baseline weekly compensation.

The Company also reported cost of revenue of $627,048 for the three months ended August 31, 2025, compared with $620,164, for the three months ended August 31, 2024. The slight increase is primarily due to higher labor costs, partially offset by lower fuel prices and maintenance and repair fees.

For the three months ended August 31, 2025, we recorded our first gross profit of $6,817, compared with a gross loss of $29,789, for the three months ended August 31, 2024. The increase of $36,606 was primarily driven by increased revenue.

General and administrative expenses for the Company increased by $112,320, or 285.9%, to $151,600 for the three months ended August 31, 2025, from $39,280 for the three months ended August 31, 2024. The increase was mainly due to (i) $53,449 in legal and accounting fees, primarily related to audit services, financial reporting, and regulatory compliance related to our status as a public company; (ii) $76,853 in payroll expenses associated with personnel supporting corporate governance, internal controls, and administrative operations that were not incurred in the comparable period in the previous year.

The Company reported a net loss of $185,881 for the three months ended August 31, 2025, compared with a net loss of $76,526 for the same period of 2024.

Nine Months 2025 Financial Results

For the nine months ended August 31, 2025, the Company reported revenue of $1,956,258, representing an increase of $141,943, or 7.8%, compared with $1,814,315 for the nine months ended August 31, 2024. The increases were primarily attributable to higher volume-based activity revenue, particularly from e-commerce deliveries, which offset the decline in fixed weekly service fees.

For the nine months ended August 31, 2025, the total cost of revenues increased to $1,963,846 from $1,828,794 for the same period in 2024, representing an increase of $135,052, or 7.4%, primarily due to higher labor and service costs.

General and administrative expenses for the Company increased by $468,682, or 432.8%, to $576,981 for the nine months ended August 31, 2025 from $108,299 for the nine months ended August 31, 2024, primarily due to (i) $314,655 in legal and accounting fees, primarily related to audit services, financial reporting, and regulatory compliance related to the JAR acquisition; (ii) $228,542 in payroll expenses associated with personnel supporting corporate governance, internal controls, and administrative operations that were not incurred in the comparable period in the previous year. Other categories, such as systems support and general office expenses, remained stable relative to the current operational scope.

The Company had a net loss of $498,484 for the nine months ended August 31, 2025, compared with a net loss of $144,521 for the same period of 2024.

Forward-Looking Statements

This press release contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan,” “project,” or “anticipate,” and other similar words. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in the forward-looking statements include those factors set forth in the “Risk Factors” section included in our registration statement on Form S-1 (File No. 333-286965), as amended, which was initially filed with the SEC on May 5, 2025 and declared effective by the SEC on August 20, 2025.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in our quarterly report. We do not intend, and undertake no obligation, to update any forward-looking statement, except as required by law.

The information included in this press release should be read in conjunction with our unaudited condensed consolidated financial statements and the notes included in our quarterly report on Form 10-Q.

For more information, please contact:

Elite Express Holding Inc.

Investor Relations

(949) 758-0650
ir@eliteexpressholding.com

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	August 31,		August 31,
	2025	2024	2025	2024
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
REVENUE	$633,865	$590,375	$1,956,258	$1,814,315

COST OF REVENUE
Cost of service	56,974	54,602	176,984	141,665
Cost of labor	347,945	330,747	1,085,885	971,560
Depreciation and amortization	64,332	60,618	188,668	180,445
Fuel	94,654	102,614	304,600	318,477
Maintenance and repairs	63,143	71,583	207,709	216,647
Total cost of revenue	627,048	620,164	1,963,846	1,828,794

GROSS PROFIT (LOSS)	6,817	(29,789)	(7,588)	(14,479)

OPERATING EXPENSES
General and administrative expenses	151,600	39,280	576,981	108,299
Total operating expenses	151,600	39,280	576,981	108,299

LOSS FROM OPERATIONS	(144,783)	(69,069)	(584,569)	(122,778)

OTHER INCOME (EXPENSE)
Interest income (expense), net	2,248	(7,236)	2,248	(23,907)
Other income (expense), net	—	(221)	21,285	2,964
Total other income (expense), net	2,248	(7,457)	23,533	(20,943)

LOSS BEFORE INCOME TAX BENEFIT	(142,535)	(76,526)	(561,036)	(143,721)

Income tax provision (benefit)	43,346	—	(62,552)	800

NET LOSS	$(185,881)	$(76,526)	$(498,484)	$(144,521)

Loss per common share - basic and diluted	$(0.01)	$—	$(0.04)	$—
Weighted average shares - basic and diluted*	13,288,411	—	13,041,947	—

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor	Successor
	August 31,	November 30,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,553,137	$170,157
Accounts receivable	55,440	56,485
Prepaid D&O insurance	137,993	—
Prepaid expenses and other current assets	62,765	113,260
TOTAL CURRENT ASSETS	13,809,335	339,902

TOTAL ASSETS	$15,192,022	$1,831,350

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	270,106	348,660

TOTAL LIABILITIES	312,652	455,358

TOTAL STOCKHOLDERS’ EQUITY	14,879,370	1,375,992

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,192,022	$1,831,350

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended August 31,
	2025	2024
	(Successor)	(Predecessor)
Cash flows from operating activities:
Net loss	$(498,484)	$(144,521)
Net cash provided by (used in) operating activities	(640,210)	157,921

Cash flows from investing activities:
Net cash used in investing activities	(79,908)	—

Cash flows from financing activities:
Net cash provided by (used in) financing activities	14,103,098	(165,878)

Net increase (decrease) in cash	13,382,980	(7,957)
Cash, beginning of period	170,157	54,712
Cash, end of period	$13,553,137	$46,755

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653